                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

            The undersigned, being the duly elected President and Secretary, and a majority of the members of the Board of Directors of KALAMA FOREIGN SALES CORPORATION (formerly KFS Corporation), a Guam corporation, do hereby certify that the annexed First Amended Articles of Incorporation were duly approved by the unanimous consent of the Board of Directors and the written assent of more than two-thirds (2/3) of the stockholders representing all of the subscribed capital stock of the Corporation.

            The undersigned, do hereby further certify that the same is correct and that said amendment does not affect adversely or otherwise any rights or actions which have or might have accrued to others between the time of filing the original Articles of Incorporation and the filing of these First Amended Articles of Incorporation.

                                   DATED this 31st day of January, 1989.

                                    /s/ Ted W. Palmer
                                    ------------------------------------
                                    TED W. PALMER
                                    President


                                    /s/ William C. Williams
                                    ------------------------------------
                                    WILLIAM C. WILLIAMS
                                    Secretary

APPROVED:

/s/ Ted W. Palmer
---------------------------
TED W. PALMER
Director

/s/ L.C. Macomber
---------------------------
L. C. MACOMBER
Director

/s/ William C. Williams
---------------------------
WILLIAM C. WILLIAMS
Director

                            ARTICLES OF INCORPORATION
                                       of
                        KALAMA FOREIGN SALES CORPORATION
                           (formerly KFS Corporation)

            THESE ARTICLES OF INCORPORATION are made among TED W. PALMER, L.C. MACOMBER and WILLIAM C. WILLIAMS.

            The parties hereto, desiring to become incorporated in accordance with the laws of the Territory of Guam and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together, unite and form a corporation, and do make and enter into the following Articles of Incorporation the terms of which shall be equally obligatory upon the parties signing this instrument and upon all who from time to time may hold stock in the corporation.

                                        I
                                      NAME

            The name of the corporation shall be: KALAMA FOREIGN SALES CORPORATION.

                                       II
                                     OFFICES

            The principal office of the corporation shall be at Agana, Guam or at such other location within the Territory of Guam as the Board of Directors shall designate. The corporation may have such other offices within and without the Territory of Guam as the Board of Directors may designate.

                                       III
                               PURPOSES AND POWERS

            This corporation is organized-for the following purposes and powers:

                  (a) To import, export, sell and resell at wholesale and
            retail, exchange leases, rent and deal in goods and property of whatever nature;

                  (b) To perform services of every kind and nature whatsoever related and subsidiary to any
            sale, exchange, disposition, lease or rental of goods and property;

                  (c) To conduct any and all business and activities which may lawfully be conducted by a Foreign Sales Corporation pursuant to all laws of the United States now and hereafter in force;

                  (d) To perform managerial services, financial services and other services for any other person, entity or corporation;

                  (e) To have succession and corporate existence for the term of fifty (50) years and as thereafter extended in the manner provided by law;

                  (f) To hold, purchase and convey such property as the purposes of the corporation require, without limit as to amount, and to mortgage, pledge and hypothecate the same to secure any debt of the corporation;

                  (g) To promote or to aid in any manner, financially or
            otherwise (including pledging this corporation's property as security), whenever necessary or advisable in furtherance of the business of this corporation and in accordance with law:

                        (1) any person, firm, corporation or other entity ("any
                  entity") (a) any of whose stock, bonds or other obligations are held directly or indirectly or in any manner guaranteed by this corporation, or (b) which holds directly or indirectly or in any way guarantees the stocks, bonds or other obligations of this corporation, or

                        (2) any other entity whose stocks, bonds or other
                  obligations are held or in any way guaranteed, or in whom an interest is held, directly or indirectly, by another entity which also holds directly or indirectly or in any way guarantees the stocks, bonds or obligations of, or an interest in, this corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee (including the right to pledge security for such guarantee) the whole or any part of the contracts, indebtedness and obligations of any such other entities and the payment of dividends on their stock, and to do any other acts to protect or enhance the value of such stocks or obligations;

                  (h) To engage in any lawful act, activity or business for
            which a corporation may be organized, and to exercise all rights, powers and privileges now or hereafter granted to a corporation by law;

                  (i) To act as principal, agent, partner joint venturer, or in any other legal capacity, in any transaction;

                  (j) To do business anywhere in the world.

            The foregoing clauses shall each be construed as separate purposes and powers. The enumeration of specific purposes and powers shall not limit the meaning of the general purposes and powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although of a like nature, not expressed.

                                       IV
                                      STOCK

            The amount of the capital stock of the corporation shall be Ten Thousand Dollars ($10,000) divided into ten thousand (10,000) shares of One Dollar ($1.00) par value common stock. The Board of Directors may issue authorized but unissued shares from time to time for such consideration as it may approve, and allocate any consideration received by the corporation for the issuance of said capital stock between capital and paid-in surplus. The corporation shall not have the power to create or issue any preferred stock, and shall not at any time have or issue shares to more than twenty-five (25) stockholders.

            The stockholders shall have the first right (subject to reasonable adjustment to avoid the issue of fractional shares) to purchase shares of stock of the corporation that may hereafter be issued (whether or not presently authorized), including treasury shares of the corporation, in the proportion of their then current holdings of stock. If any of the stockholders shall fail to exercise the preemptive right to purchase such newly issued shares, then such shares shall be offered to the remaining stockholders in the proportion of their then current holdings of stock prior to being offered for sale to persons not stockholders in the corporation.

            The names and residences of the initial subscribers for the shares of stock of the corporation, the number of shares subscribed for, the total subscription price for the shares, and the amount of capital or paid-in surplus paid in by each subscriber, all of which has been paid in cash, are as follows:

Name and                               Total
Address of              No. of      Subscription      Paid-In     Paid-In
Subscriber              Shares         Price          Capital     Surplus
----------              ------         -----          -------     -------

Kalama Chemical, Inc.   2,500       $2,500            $2,500      -0-
1110 Bank of California
Ctr.
Seattle, WA  98164

                                        V
                               BOARD OF DIRECTORS

            The corporation shall have a Board of Directors comprised of not less than three (3) nor more than seven (7) directors. At least one (1) member of the Board of Directors shall at all times be an individual who is not a resident of the United States (for purposes of this Article, the Territory of Guam shall not be considered as part of the United States). The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the Bylaws. No director need be a stockholder of the corporation.

            The Board of Directors, without the approval of the stockholders, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though the amount of the indebtedness may exceed the corporation's capital stock. The Board of Directors may create such committees (including but not limited to an executive committee) and delegate to and confer upon such committees such duties and responsibilities, as may by resolution be set forth, for the purpose of carrying on or exercising any of the powers of the corporation.

                                       VI
                                    CONTRACTS

            The Board of Directors may make contracts with any person, firm, corporation, association or organization to act as agent or employee of the corporation, to perform duties and services, and to exercise power and authority on behalf of the corporation, including ministerial, executive and discretionary powers, subject always to the supervision and control of the Board of Directors. Any such contract (a) shall contain such terms and provisions with respect to the duties, services, powers and authority to be performed by such agent or employee, compensation therefor, and otherwise, as the Board of Directors may determine, and (b) may permit the agent or employee to deal in his or her own behalf with the corporation, to hold similar positions for other corporations with which this corporation may do business, and to receive compensation therefor.

                                       VII
                        INTERESTED DIRECTORS AND OFFICERS

            (a) No contract or other transaction between the corporation and any other corporation, firm, association or other organization, and no act of the corporation, shall be affected or invalidated because any of the directors or officers of the corporation are parties to such contract, transaction or act, or are pecuniarily or otherwise interested in the same, or are directors, officers or members of any such other corporation, firm, association or other organization, if the interest of such director or officer shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is pecuniarily or otherwise interested in, or is a director, officer or member of such other corporation, firm, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if such director were in no way interested therein. Neither any director nor officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors, nor any corporation, firm, association or other organization in which such director or officer may be interested, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

            (b) Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation, including any corporation which owns all or substantially all of the shares of the capital stock of the corporation, even though such director may also be a director, officer, stockholder of, or otherwise interested in or connected with, such subsidiary or affiliated corporation. No contract or other transaction entered into by and between the corporation and any such subsidiary or affiliated corporation shall be affected or invalidated because any director or officer of the corporation may also be a director, officer, stockholder of, or otherwise interested in or connected with, such subsidiary or affiliated corporation, or because said contract or transaction may be entered into by officers of the corporation or may be authorized or ratified by the vote of directors who may also be directors, officers or stockholders of or otherwise interested in or connected with, such subsidiary or affiliated corporation.

                                      VIII
                            APPOINTMENT OF DIRECTORS

            The names and residences of the incorporators, who shall act as directors of the corporation until their successors are elected as provided for in the Bylaws, are as follows:

            Name                    Residence Address
            ----                    -----------------

            Ted W. Palmer           6640 S.W. Admiral Way
                                    Seattle, Washington  98116

            L.C. Macomber           29063 Beach Drive N.E.
                                    Paulsbo, Washington  98370

            William C. Williams     141 Biraden Kamyo
                                    Maina, Guam  96922

                                       IX
                                    OFFICERS

            The officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer, a Secretary and such other officers as may be provided for in the Bylaws. One person may hold more than one office so long as there are at least two (2) persons as officers of the corporation. The officers shall be appointed at such times, in such manner, and for such terms as may be prescribed by the Bylaws. No officer need be a stockholder of the corporation. The Treasurer or the Secretary shall be a resident of Guam.

                                        X
                                 INDEMNIFICATION

            (a) No director, officer, employee or agent of the corporation and no person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and no heir, executor or administrator of any such person shall be liable to this corporation for any loss or damage suffered by it on account of any action or omission by him or her as such director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of this corporation, unless with respect to an action or suit by or in the right of the corporation to procure a judgment in its favor such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to this corporation.

            (b) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (c) The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because such person is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to.the best interests of this corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to this corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            (d) To the extent that a director, officer, employee or agent of the corporation or of any division of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (b) and (c) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (e) Any indemnification under paragraphs (b) and (c) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs (b) and (c). Such determination may be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs or the person who seeks indemnification so requests, by independent legal counsel in a written opinion to the corporation, or (3) if a quorum of disinterested directors so directs, by a majority vote of the stockholders.

            (f) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the corporation as authorized in this Article.

            (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled, shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such person.

            (h) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or of any division of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have any equity or other interest through stock ownership or otherwise.

            (i) This Article does not apply to any proceeding against any trustees investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the employer corporation. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise.

            (j) This Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing.

                                       XI
                                     BYLAWS

            The initial Bylaws of the corporation shall be adopted by the affirmative vote of a majority of the stockholders of the corporation. The Bylaws, and every part thereof, may from time to time and at any time, be amended, altered, repealed, and new bylaws may be adopted, by the stockholders as prescribed in the Bylaws. Upon the affirmative vote of the stockholders who own two-thirds of the paid-up capital stock entitled to vote, the stockholders may delegate to the Board of Directors the power to adopt, amend, alter or repeal any Bylaws. Any such power delegated to the Board of Directors shall be considered as revoked whenever a majority of the stockholders shall so vote at a regular or special meeting of the stockholders.

                                       XII
                              CORPORATE LIABILITIES

            The corporation and the property thereof shall be liable for its debts, but no stockholder shall be liable for the debts of the corporation beyond the amount which may be due and unpaid upon the share, or shares, owned by such stockholder.

                                      XIII
                                   DEFINITIONS

            The word "person" or any pronoun used in place thereof, where the context so requires or admits, shall include and mean individuals, firms, corporations, partnerships and associations. The singular shall include and mean the plural, or vice versa. Masculine, feminine and neuter genders shall include or interchange each of the other genders as the context shall imply.

            DATED:  January 19, 1989.

                                        /s/ Ted W. Palmer
                                        -------------------------------
                                        Ted W. Palmer

                                        /s/ L.C. Macomber
                                        -------------------------------
                                        L. C. Macomber

                                        /s/ William C. Williams
                                        -------------------------------
                                        William C. Williams

STATE OF WASHINGTON  )
                     )  ss:
COUNTY OF KING       )

            On this 19th of January, 1989, before me personally appeared Ted W. Palmer and L. C. Macomber, to me known to be the individuals who executed the Articles of Incorporation for KFS CORPORATION and acknowledged the same to be their free and voluntary act and deed, for the uses and purposes therein mentioned.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal, the day and year first above written.

                                        /s/ Carolyn L. Anderson
                                        -----------------------------------
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Winslow

TERRITORY OF GUAM      )
                       ) ss:
MUNICIPALITY OF AGANA  )

            On this 24th day of January, 198_, before me personally appear William C. Williams, to me known to be the individual described in and who execute the foregoing instrument and acknowledged to me that he executed the same as his free act and deed.

                                        /s/ Dorothy Lou Peredo
                                        -------------------------------
                                        Notary Public
                                        Territory of Guam

                                        My commission expires

                                    AFFIDAVIT

TERRITORY OF GUAM      )
                       ) ss:
MUNICIPALITY OF AGANA  )

            The undersigned, being duly sworn, states:

            1. That he is the secretary elected by the aforesaid subscribers of the aforesaid corporation.

            2. That he is a resident of the Territory of Guam.

            DATED this 24th day of January, 1989.

                                        /s/ William C. Williams
                                        -------------------------------
                                        William C. Williams
                                        Secretary

            SUBSCRIBED and SWORN to before me this 24th day of January, 1989.

                                        /s/ Dorothy Lou Peredo
                                        -------------------------------

                             TREASURER'S CERTIFICATE

STATE OF WASHINGTON )
                    ) ss:
COUNTY OF KING      )

            The undersigned, being duly sworn, states:

            1. That he is the treasurer elected by the aforesaid subscribers of the aforesaid corporation.

            2. At least twenty percent (20%) of the entire capital stock of the aforesaid corporation has been subscribed.

            3. At least twenty-five percent (25%) of the aforesaid subscription has been paid to him for the benefit and to the credit of the corporation.

                                        /s/ John P. Fairman
                                        -------------------------------
                                        John P. Fairman, Treasurer

            SUBSCRIBED and SWORN to before me this 19th day of January, 1989.

                                        /s/ Carolyn L. Anderson
                                        -------------------------------